                                                                 EXHIBIT 1(a)(1)



                       J.P. MORGAN INDEX FUNDING COMPANY I

                                  $[          ]
        Commodity-Indexed Preferred Securities (ComPS), Series [ ] fully and unconditionally guaranteed, as described herein,
                                       by

                         J.P. MORGAN & CO. INCORPORATED

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                            [          ], 199[ ]


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260


Ladies and Gentlemen:

               J.P. Morgan Index Funding Company I, a Delaware statutory business trust (the "Trust"), and J.P. Morgan & Co. Incorporated, a Delaware corporation (the "Company"), as sponsor of the Trust and as guarantor, propose to issue and sell to the underwriters named in Schedule I (the "Underwriters"),
for whom you (the "Representative") are acting as representative, [        ] of
its Commodity-Indexed Preferred Securities (ComPS), Series [ ] (the "Preferred Securities" and, together with the Guarantee (as defined) and the Related Note Guarantee (as defined), the "Securities"). The Preferred Securities will represent undivided beneficial ownership interests in the assets of the Trust consisting of the Related Note (as defined below) and the proceeds thereof, will be guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee
agreement (the "Guarantee") dated as of [            ], 199[ ] between the
Company and First Trust of New York, National Association, as trustee (the "Guarantee Trustee"). The Securities are to be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration") dated as of October 10, 1997. The proceeds of the sale by the Trust of the Securities and its related Common Securities, Series [ ] (the "Common

Securities"), are to be loaned to Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), such loan to be evidenced by a note (the "Related Note") to be issued by Morgan Guaranty to the Trust having an aggregate principal amount equal to the aggregate initial public offering price of the Securities and the Common Securities. Payments of accrued and unpaid distributions that are required to be paid by Morgan Guaranty under the Related Note and principal payable by Morgan Guaranty under the Related Note will be guaranteed by J.P. Morgan to the extent set forth in a related note guarantee agreement (the
"Related Note Guarantee") dated as of [             ], 199[ ] by J.P. Morgan in
favor of the Trust, as holder of the Related Note.

               1. Representations and Warranties. Each of the Trust and the Company represents and warrants to the Underwriters as set forth below in this
Section 1.

               (a) If the offering of the Securities is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Securities is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

                      (i) The Company and the Trust have complied with the
               requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act") and have filed with the Securities and Exchange Commission (the "Commission") a registration statement (file numbers 333-01121 and 333-01121-01) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company and the Trust may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company and the Trust will next file with the Commission pursuant to Rules
               415 and 424(b)(2) or
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               (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                      (ii) The Company and the Trust have complied with the
               requirements for the use of Form S-3 under the Act and have filed with the Commission a registration statement (file number 333-01121 and 333-01121-01) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company and the Trust may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company and the Trust will next file with the Commission either (x) a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4), or
               (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Securities and the offering thereof. As filed, such final prospectus supple-ment or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof.
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                                                                               4


               (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Pro-spectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the documents incorporated by reference and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Trust makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or
        (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representa-tive specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

               (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and
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                                                                               5


        each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Securities is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

               2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust and the Company agree that the Trust will sell to each Underwriter, and each
Underwriter agrees to purchase from the Trust, at a purchase price of $[       ]
per Security, plus accrued distributions, if any, from [          ], 199[ ] to
the Closing Date, the number of Securities set forth opposite such Underwriter's name in Schedule I hereto.

               As compensation for the commitments of the Underwriters contained in this Section 2, Morgan Guaranty hereby agrees to pay to the Underwriters an amount equal to $[ ] per Security times the total number of Securities purchased by the Underwriters on the Closing Date as commissions for the sale of such Securities under this Agreement. Such payment will be made on the Closing Date with respect to the Securities.

               3. Delivery and Payment. Delivery of and payment for the
Securities shall be made at [     ] AM, New York City
time, on [         ], 199[ ], or such later date (not later than [          ],
199[ ]) as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Trust and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative against payment by the Representative of the purchase price thereof to or upon the order of the Trust by wire transfer drawn and payable in same day funds or such other manner of payment as may be agreed by the Company, the Trust and the Representative. Delivery of the Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of the Company, 60 Wall Street, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than three full business days in advance of the Closing Date.

               The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

               4. Agreements. Each of the Trust and the Company agrees with the several Underwriters that:

               (a) The Company and the Trust will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, neither the Company nor the Trust will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review and given a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company and the Trust will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company or the Trust of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company or the Trust will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Trust promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

               (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state) and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

               5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwriters' Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Trust and the Company shall have furnished to the Underwriters the opinion of Gene A. Capello, Esq., Vice President and Assistant General Counsel of the Company, counsel to the Trust and the Company, in form and scope satisfactory to the Representative.

               (c) The Trust and the Company shall have furnished to the Underwriters the opinion of Cravath, Swaine & Moore, special tax counsel to the Trust and the Company, dated the Closing Date, to the effect that the statements set forth under the heading "Certain United States Federal Income Consequences" in the Prospectus, insofar as such statements purport to summarize the United States federal income tax consequences of the purchase, ownership and disposition of the Securities, provide a fair summary of such consequences.

               (d) First Trust of New York, National Association shall have furnished to the Underwriters the opinion of their counsel, dated the Closing Date, to the effect that:

                      (i) First Trust of New York, National Association has been duly incorporated and is validly existing as a National Association;

                      (ii) each of the Declaration and the Guarantee has been
               duly authorized, executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding instrument enforceable against the Property Trustee and the Guarantee Trustee in accordance with its respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

                      (iii) no consent, approval, authorization or order of any
               federal banking authority is required for the consummation of the transactions contemplated by the Declaration or the Guarantee by the Property Trustee or the Guarantee Trustee, respectively; and

                      (iv) neither the execution and delivery of the Declaration or the Guarantee, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of First Trust of New York, National Association or the terms of any indenture or other agreement or instrument known to such counsel and to which First Trust of New York, National Association is a party or bound or any judgment, order or decree known to such counsel to be applicable to First Trust of New York, National Association of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over First Trust of New York, National Association.

               (e) Wilmington Trust Company shall have furnished to the Underwriters the opinion of Morris, Nichols, Arsht & Tunnell, special counsel to Wilmington Trust Company, dated the Closing Date, to the effect that Wilmington Trust Company has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware; and has full corporate power and authority to act as trustee of a statutory business trust under the laws of the State of Delaware.

               (f) The Underwriters shall have received from Cravath, Swaine & Moore, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (g) Each of the Company and the Trust shall have furnished to the Underwriters a certificate of the Company and the Trust, as applicable, signed by an officer of the Company and the Trust, as applicable, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company and
               the Trust, as applicable, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust, as applicable, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                      (ii) in the case of the certificate of the Company, since
               the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial or business condition or earnings of the Company and its subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

               (h) At the Closing Date, Price Waterhouse LLP shall have furnished to the Underwriters a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representative.

               (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Prospectus.

               (j) Prior to the Closing Date, the Trust and the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

               If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Cravath, Swaine & Moore, counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Trust and the Company in writing or by telephone or telegraph confirmed in writing.

               The documents required to be delivered by this Section 5 will be delivered at the offices of the Company, at 60 Wall Street, New York, New York, on the Closing Date.

               6. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters in payment for the Securities on the Closing Date, the Company will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.


               7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to each Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

               (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons. Any such separate firm for an Underwriter and such control persons of an Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in paragraphs (a) or (b) this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of such Securities shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in Section 7(d) that were sold by or through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Underwriter to contribute pursuant to this subsection 7(d) is several in proportion to the respective principal amounts of the Securities purchased by each of the Underwriters and is not joint.

               8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

               9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company, prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to proceed with the offering or delivery of the Securities, or in the reasonable judgment of the Company, impracticable to issue such Securities as contemplated by the Prospectus.

               10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the Trust or its officers or Trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Trust or any of the officers, directors, trustees or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

               11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to it, at 60 Wall Street, New York, New York 10260; or, if sent to the Company or the Trust, will be mailed, delivered or telegraphed and confirmed to them at 60 Wall Street, New York, New York 10260.

               12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

               13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

               14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Trust, the Company and the Underwriters.

                                            Very truly yours,

                                            J.P. MORGAN INDEX FUNDING

                                                 COMPANY I, by the undersigned,
                                            solely in [his/her] capacity
                                            as Regular Trustee,


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:  Regular Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:  Regular Trustee


                                            J.P. MORGAN & CO. INCORPORATED


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written:

By:  J.P. Morgan Securities Inc.


  By:
     ---------------------------------
     Name:
     Title:


For itself and the other several
Underwriters named in Schedule I

                                   SCHEDULE I


                                                                       Number of
                                                                      Securities
        Underwriter                                                  to be Purchased
        -----------                                                  ---------------
J.P. Morgan Securities Inc. ........................                    [       ]





                                                                     ----------------

        Total  .....................................                    [       ]




This is a Delayed Offering.